Exhibit 8
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List of Subsidiaries

Company                                                             Jurisdiction
-------                                                             ------------
Marsulex Inc.                                                         Canada
Sulconam Inc.                                                         Canada
Marsulex Environmental Technologies Corporation                       Delaware
Sulex, Inc.                                                           California
Marsol Canada Corporation                                             Canada
Marsulex Refinery Environmental Services, Inc.                        Delaware
Soucar Enterprises, LLC                                               Delaware
Investis U.S., Inc.                                                   Delaware
IT Holding, Inc.                                                      Delaware
Marsulex Environmental Technologies, LLC                              Delaware
Marsulex US Partnership                                               Delaware
Marsulex Nova Scotia, ULC                                             Canada
Marsulex US Holdings, LLC                                             Delaware
3068071 Nova Scotia Corp. (formerly 3289265 Canada Inc.)              Canada
4086554 Canada Inc.                                                   Canada